UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 26, 2007

A.P. Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-16109	94-2875566
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

123 Saginaw Drive
Redwood City CA		94063
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code  (650) 366-2626

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2007, the Board of Directors of the Registrant approved the following changes to the compensation of Gregory Turnbull, President and Chief Executive Officer, in consideration for Mr. Turnbull devoting substantially full-time to his position with the Registrant, rather than the approximately half-time that had previously been contemplated:  Mr. Turnbull will be paid a one-time payment of $190,000 for his services for the 12 months ending October 1, 2007, and effective October 1, 2007, Mr. Turnbull’s annual base compensation will be increased to $388,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. Pharma, Inc.

Date: October 1, 2007	/S/ Michael O’Connell
Michael O’Connell
Chief Financial Officer and Chief Operating Officer

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